EXHIBIT (A)








                               TRUECROSSING FUNDS





                                TRUST INSTRUMENT

                                      DATED
                                  JULY 29, 1999

                              AMENDED AND RESTATED
                                NOVEMBER 15, 1999



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                               TRUECROSSING FUNDS

                                TABLE OF CONTENTS


PAGE

ARTICLE I             NAME AND DEFINITIONS

         Section 1.01 Name ..................................................1
         Section 1.02 Definitions............................................2

ARTICLE II            BENEFICIAL INTEREST

         Section 2.01 Shares of Beneficial Interest..........................2
         Section 2.02 Issuance of Shares.....................................2
         Section 2.03 Register of Shares and Share Certificates..............3
         Section 2.04 Transfer of Shares.....................................3
         Section 2.05 Treasury Shares........................................4
         Section 2.06 Establishment of Series or Class.......................4
         Section 2.07 Investment in the Trust................................4
         Section 2.08 Assets and Liabilities of Series.......................5
         Section 2.09 No Preemptive Rights...................................6
         Section 2.10 No Personal Liability of Shareholders..................6
         Section 2.11 Assent to Trust Instrument and Disclosure..............6

ARTICLE III           THE TRUSTEES

         Section 3.01 Management of the Trust ...............................6
         Section 3.02 Number of Trustees.....................................7
         Section 3.03 Term of Office.........................................7
         Section 3.04 Vacancies and Appointments.............................7
         Section 3.05 Temporary Absence......................................8
         Section 3.06 Effect of Ending of a Trustee's Service................8
         Section 3.07 Ownership of Assets of the Trust.......................8
         Section 3.08 Action and Meetings of Trustees........................8
         Section 3.09 Quorum.................................................9
         Section 3.10 Meeting Actions........................................9

ARTICLE IV            POWERS OF THE TRUSTEES

         Section 4.01 Powers.................................................9
         Section 4.02 Issuance and Repurchase of Shares......................10
         Section 4.03 Trustees and Officers as Shareholders..................10
         Section 4.04 Principal Transactions.................................10
         Section 4.05 Delegations and Committees.............................10



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ARTICLE V             NET ASSET VALUE AND EXPENSES

         Section 5.01 Determination of Net Asset Value.......................10
         Section 5.02 Expenses...............................................11

ARTICLE VI            INVESTMENT ADVISERS, UNDERWRITERS AND CUSTODIANS

         Section 6.01 Investment Advisers....................................11
         Section 6.02 Underwriters...........................................12
         Section 6.03 Custodians.............................................12

ARTICLE VII           SHAREHOLDERS' VOTING POWERS AND MEETINGS

         Section 7.01 Voting Powers..........................................12
         Section 7.02 Meetings...............................................13
         Section 7.03 Notices................................................13
         Section 7.04 Quorum and Required Vote...............................13
         Section 7.05 Voting-Proxies.........................................14
         Section 7.06 Action Without a Meeting...............................14
         Section 7.07 Establishment of Record Dates..........................14

ARTICLE VIII          DISTRIBUTIONS AND REDEMPTIONS

         Section 8.01 Distributions..........................................15
         Section 8.02 Redemptions............................................15
         Section 8.03 Suspension of the Right of Redemption..................16
         Section 8.04 Redemption of Shares for Tax Purposes..................16

ARTICLE IX            LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 9.01 Limitation of Liability................................16
         Section 9.02 Indemnification........................................16
         Section 9.03 Shareholders...........................................18
         Section 9.04 Insurance..............................................18

ARTICLE X             OFFICERS

         Section 10.01Officers and Appointment...............................18
         Section 10.02Resignations...........................................19
         Section 10.03Surety Bonds...........................................19
         Section 10.04Removal................................................20



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ARTICLE XI            MISCELLANEOUS

         Section 11.01Trust Not a Partnership................................20
         Section 11.02Trustee's Good Faith Action, Expert Advice, No Bond or
                      Surety.................................................20
         Section 11.03Reorganization ........................................20
         Section 11.04Termination of Trust, Series or Class..................21
         Section 11.05Derivative Actions.....................................22
         Section 11.06Parties to Contract....................................22
         Section 11.07Filing of Copies, References, Headings.................22
         Section 11.08Governing Law..........................................22
         Section 11.09Amendments.............................................23
         Section 11.10Fiscal Year............................................23
         Section 11.11Provisions in Conflict with Law........................23
         Section 11.12Execution via Facsimile................................23
         Section 11.13Principal Office.......................................24
         Section 11.14Inspection of Books....................................24
         Section 11.15Seal...................................................24














                                     -iii-
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                               TRUECROSSING FUNDS

     TRUST INSTRUMENT, made by the persons executing this Trust Instrument below, as Trustees.

     WHEREAS, the Trustees desire to establish a business trust for the investment and reinvestment of funds contributed thereto;

     NOW THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Trust Instrument as herein set forth below.


                                    ARTICLE I
                              NAME AND DEFINITIONS

     SECTION 1.01 NAME. The name of the trust created hereby is "TrueCrossing Funds".

     SECTION 1.02 DEFINITIONS. Wherever used herein, unless otherwise required by the context or specifically provided:


         (a) "Class" means the class of Shares of a Series established in accordance with the provisions of Section 2.06.

         (b) "Commission" shall have the meaning given it in the 1940 Act.

         (c) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as amended from time to time.

         (d)  "Interested  Person"  shall have the meaning  given it in the 1940
Act.

         (e) "Net Asset Value" means the net asset value of each Series of the Trust or Class thereof determined in the manner provided in Section 5.01.

         (f) "Outstanding Shares" means those Shares shown from time to time in the books of the Trust or a Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

         (g) "Person" shall have the meaning given it in the 1940 Act.

         (h) "Series" means a series of Shares of the Trust established in accordance with the provisions of Section 2.06.

         (i) "Shareholder" means a record owner of Outstanding Shares of the Trust.

                                       1
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         (j)  "Shares"  means  the  equal  proportionate  transferable  units of beneficial interest into which the beneficial interest of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares.

         (k) "Transfer Agent" means the transfer agent of the Trust or such officer or agent of the Trust as shall maintain the register of a Series.

         (l) "Trust" means the trust created hereby and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series.

         (m) "Trustees" means each person who has signed this Trust Instrument, so long as that person shall continue in office in accordance with the terms hereof, and each other Person who may from time to time be duly qualified and serving as a Trustee in accordance with the provisions of Article III hereof. Reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder.

         (n) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

         (o) "1940 Act" means the Investment Company Act of 1940, as amended from time to time, and all terms that are defined herein by reference to the 1940 Act shall be interpreted as such term has been modified by or interpreted by applicable orders of the Commission or any rules or regulations adopted by or interpretive releases of the Commission or its staff, or "no-action" or other interpretive letters issued by the staff, under the 1940 Act.


                                   ARTICLE II
                               BENEFICIAL INTEREST

         SECTION 2.01 SHARES OF BENEFICIAL INTEREST. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and Class thereof, authorized hereunder is unlimited. All Shares issued hereunder shall be fully paid and nonassessable.

         SECTION 2.02 ISSUANCE OF SHARES. The Trustees in their discretion may, from time to time issue Shares, in addition to the then issued and Outstanding Shares and Shares held in the treasury of the Trust, to such party or parties and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury of the Trust. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as1/1,000th of a Share or integral multiples thereof.

         SECTION 2.03  REGISTER OF SHARES AND SHARE CERTIFICATES.

         (a) A register shall be kept at the principal office of the Trust or an office of a Transfer Agent which shall contain the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of that Series and any Classes thereof held by each Shareholder and a record of all transfers thereof. No Shareholder shall be entitled to receive payment of any distribution, nor to have notice given to the Shareholder as herein provided, until the Shareholder has given its address to the Transfer Agent.

         (b) All shares shall be uncertificated except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or Class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. As to Shares for which no certificate has been issued, each Shareholder shall be entitled to receive distributions or otherwise to exercise or enjoy the rights of Shareholders. Share certificates shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a Transfer Agent or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if the person were such officer at the time of its issue.

         (c) In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe or upon the terms generally employed by the Transfer Agent. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

         SECTION 2.04 TRANSFER OF SHARES. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by that holder's agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer and such evidence of the genuineness of such execution and authorization and of such other matters as may be required by the Trustees or Transfer Agent. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

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

         SECTION 2.05 TREASURY SHARES. Shares held in the treasury shall, until reissued pursuant to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any distributions declared with respect to the Shares.

         SECTION 2.06 ESTABLISHMENT OF SERIES OR CLASS. The Trust created hereby shall consist of one or more Series. Separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees may divide the Shares of any Series into Classes. The Trustees shall have full power and authority in their sole discretion to establish and designate and to change in any manner any such Series or Class and to fix such preferences, voting powers, rights and privileges of such Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes into a greater or lesser number, to classify or reclassify any issued Shares of any Series or Classes into one or more Series or Classes, and to take such other action with respect to the Shares of any Series or Class as the Trustees may deem desirable. The establishment and designation of any Series or Class shall be effective when specified in the resolution of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class.

         All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series or Classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and each Class, except as the context otherwise requires.

         Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series subject to Section 2.08 and the preferences, rights and privileges of each Class of that Series. Each holder of Shares of a Series or Class thereof shall be entitled to receive the holder's pro rata share of all distributions made with respect to such Series or Class. Upon redemption of Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

         Each Series and Class thereof of the Trust and their attributes will be set forth in Annex A to this Trust Instrument.

         SECTION 2.07 INVESTMENT IN THE TRUST. The Trustees shall accept investments in any Series or Class thereof as the Trustees may from time to time authorize. At the Trustees' discretion, such investments may be in the form of cash, securities or other assets in which the affected Series is authorized to invest, valued as provided in Section 5.01. Investments in a Series shall be credited to each Shareholder's account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution or (b) impose a sales or other charge upon investments in the Trust in such manner and at such time as may be determined by the Trustees. The Trustees shall have the right to refuse to accept any investment in any Series at any time with or without cause and for any reason whatsoever.

         SECTION 2.08 ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as "assets belonging to" that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to the Series to which allocated. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities, expenses, costs, charges and reserves allocated to a particular Class shall be borne by that Class, as may be determined by the Trustees in their sole discretion as they deem fair and equitable. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series of Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

         Without limitation of the foregoing, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, changes or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustee's sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities of any other Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.

         All Persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established Series) of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

         SECTION 2.09 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

         SECTION 2.10 NO PERSONAL LIABILITY OF SHAREHOLDERS. No Shareholder of the Trust or of any Series shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

         SECTION 2.11 ASSENT TO TRUST INSTRUMENT AND DISCLOSURE. Every Shareholder, by virtue of having purchased a Share shall become a Shareholder and shall be held to have expressly assented and agreed (i) to be bound by the terms hereof and (ii) upon demand to disclose to the Trustees in writing such information with respect to the direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.


                                   ARTICLE III
                                  THE TRUSTEES

         SECTION 3.01 MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right but with unlimited powers of delegation. The Trustees shall have full power and authority to conduct the business of the Trust and carry on its operations and maintain offices in any governmental jurisdiction within or without the State of Delaware. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that the Trustees may consider necessary, proper, desirable or appropriate in connection with the management of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

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

         Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity.

         Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by the Trustees.

         When and if elected by Shareholders,  a Trustee shall be elected by the
Shareholders   owning  a  plurality  of  the  Shares  voting  at  a  meeting  of
Shareholders.

         A Trustee shall be deemed to be a Trustee hereunder upon accepting this trust.

         SECTION 3.02 NUMBER OF TRUSTEES. The initial Trustees shall be the persons initially signing this Trust Instrument. On a date fixed by the Trustees, the Shareholders shall elect at least one (1) Trustee. The number of Trustees shall be fixed from time to time by the Trustees, provided, however, that the number of Trustees shall in no event be less than two (2).

         SECTION 3.03 TERM OF OFFICE. The Trustees shall hold office during the lifetime of this Trust and until its termination as herein provided; except that
(a) any Trustee may resign by written instrument signed by the Trustee and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired, has become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; (d) that a Trustee shall be removed upon attaining any retirement age for Trustees specified by resolution of the Trustees and (e) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the Outstanding Shares.

         SECTION 3.04 VACANCIES AND APPOINTMENTS. In case of the death, resignation, retirement or removal of a Trustee, or if a Trustee is otherwise unable to serve, or if there is an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder. In the case of a vacancy, the remaining Trustees shall fill such vacancy by appointing such other Person as they in their discretion shall see fit. Such appointment shall take effect upon the execution of a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees.

         An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur at a later date, provided that said appointment shall become effective only at or after the effective date of said vacancy. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted this trust, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and the new Trustee shall be deemed a Trustee hereunder.

         SECTION 3.05 TEMPORARY ABSENCE. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any time to any other Trustee or Trustees, provided that at least one Trustee must personally exercise the other powers hereunder except as herein otherwise expressly provided.

         SECTION 3.06 EFFECT OF ENDING OF A TRUSTEE'S SERVICE. The death, resignation, retirement or removal or inability to serve of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

         SECTION 3.07 OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument.

         SECTION 3.08 ACTION AND MEETINGS OF TRUSTEES. The Trustees shall act by majority vote (unless a greater amount is specified in this Trust Instrument or applicable law) at a meeting duly called at which a quorum is present or by unanimous written consent without a meeting. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Written consents or waivers of the Trustees may be executed in one or more counterparts. Meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman of the Board of Trustees or any two other Trustees. Any meeting may adjourn to any place. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two other Trustees. Except as otherwise provided, notice of any meeting of the Trustees shall be given by the party calling the meeting to each Trustee.

         SECTION 3.09 QUORUM. One-third of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees except to the extent otherwise provided for in this Trust Instrument.

         SECTION 3.10 MEETING ACTIONS. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.


                                   ARTICLE IV
POWERS OF THE TRUSTEES


         SECTION 4.01  POWERS.

         (a) The Trustees shall have the power and authority under this Trust Instrument to conduct any business and to act in any manner not prohibited by this Trust Instrument or applicable law. The Trustees also shall have any power or authority under this Trust Instrument the Trustees may possess under applicable law, including the power and authority to act on any matter without and in place of Shareholder approval, if applicable law permits the Trust Instrument to provide Trustees such power and authority. Powers of the Trustees specifically enumerated in other sections of this Trust Instrument shall not limit or restrict in any manner the power and authority of the Trustees provided by this Section 4.01.

         (b) The Trustees in all instances shall act as principals, free from the control of the Shareholders.

         (c) The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investment from making any investment which the Trustees, in their sole discretion, shall deem proper to accomplish the purpose of this Trust. The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

         (d) No Person dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to oversee the application of any payments made or property transferred to the Trustees or upon their order.

         SECTION 4.02 ISSUANCE AND REPURCHASE OF SHARES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

         SECTION 4.03 TRUSTEES AND OFFICERS AS SHAREHOLDERS. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if the Trustee, officer or other agent were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such trustee, officer or other agent or any Person in which the Trustee, officer or other agent is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares.

         SECTION 4.04 PRINCIPAL TRANSACTIONS. The Trustees may, on behalf of the Trust, buy any securities from, sell any securities to, lend any assets of the Trust to, or contract in any way, whether orally or written, with any Trustee or officer of the Trust or any other Person, however related to the Trust; or have any dealings of any kind with any Person.

         SECTION 4.05 DELEGATIONS AND COMMITTEES. The Trustees may delegate to any one or more of their number the authority to approve particular actions on behalf of the Trust. The Trustees may establish one or more committees consisting of one or more Trustees, delegate any of the powers of the Trustees to any committee and adopt a committee charter providing for the responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of a committee as the Trustees may deem proper. The Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any and all matters as the Trustees may deem proper.

         All members of each committee shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.


ARTICLE V
                          NET ASSET VALUE AND EXPENSES

         SECTION 5.01 DETERMINATION OF NET ASSET VALUE. The "Net Asset Value" of any Series shall be the amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees in any manner the Trustees deem appropriate. The Net Asset Value of any Class shall be the amount by which the net assets attributable to that Class exceed any liabilities attributed to that Class as determined by or under the direction of the Trustees in any manner the Trustees deem appropriate.

         SECTION 5.02 EXPENSES. Subject to the provisions of Section 2.08, the Trustees shall be reimbursed from the estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and maintaining its existence; costs of preparing and printing the Trust's prospectuses, statements of additional information and shareholder reports and delivering them to Shareholders or others; expenses of meetings of Shareholders and proxy solicitations therefore; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trust; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust; costs of Trustees' meetings; registration fees and related expenses; for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities incurred by any Trustee in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.


                                   ARTICLE VI
                INVESTMENT ADVISERS, UNDERWRITERS AND CUSTODIANS

         SECTION 6.01 INVESTMENT ADVISERS. The Trustees may in their discretion, from time to time, enter into one or more investment advisory contracts on behalf of the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such investment advisory and other facilities and services upon such terms and conditions as may be prescribed by the Trustees. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

         The Trustees may authorize an investment adviser to employ, from time to time, with the approval of the Trustees, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to an investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

         SECTION 6.02 UNDERWRITERS. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party the Trust's sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed by the Trustees; and such contracts may also provide for the purchase of Shares by such other party as principal or as agent of the Trust.

         SECTION 6.03 CUSTODIANS. The Trustees shall at all times employ one or more persons permitted to act as custodian for assets of the Trust under applicable law as custodian with authority as the Trust's agent: (a) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing; (b) to receive and receipt for any moneys due to the Trust and deposit the same in the custodian's banking department or elsewhere as the Trustees may direct; and (c) to disburse such funds upon orders or vouchers.

         The Trustees may also authorize the custodian to employ from time to time one or more sub-custodians permitted to act as a custodian for assets of the Trust under applicable law to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.


                                   ARTICLE VII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         SECTION 7.01 VOTING POWERS. The Shareholders shall have power to vote only (a) for the election of Trustees as provided in Sections 3.01 and 3.02, (b) for the removal of Trustees as provided in Section 3.03(e), (c) to amend this Trust Instrument as provided for in Section 11.09 and (d) with respect to such additional matters relating to the Trust as may be required by law or by this Trust Instrument. The Shareholders shall have no right or power to vote for any other matter, whether referenced in this Trust Instrument or not, including the accomplishment of a merger or consolidation within the meaning of Section 3815 of the Delaware Act, or any successor provision.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by applicable law, Shares shall be voted in the aggregate and not by individual Series; (ii) when the Trustees have determined that the matter affects the interests of more than one Series, the Shareholders of all such Series shall be entitled to vote thereon; and (iii) when the Trustees have determined that the matter affects the interests of one of more Classes, the Shareholders of all such Classes shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which a Shareholder is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. Each whole dollar of Net Asset Value of a Share shall be entitled to one vote as to any matter on which a Shareholder is entitled to vote, and any fraction of a dollar of Net Asset Value of a Share shall be entitled to a proportionate fractional vote. Notwithstanding anything else herein, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Classes, one or more Series or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law or this Trust Instrument to be taken by Shareholders.

         SECTION 7.02 MEETINGS. The first Shareholders' meeting shall be held in order to elect Trustees as specified in Section 3.02. Meetings may be held within or without the State of Delaware as specified by the Trustees. A meeting of Shareholders shall be called by the Secretary whenever (i) ordered by the Trustees or (ii) requested in writing by the holder or holders of at least one third of the Outstanding Shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call a meeting, the Trustees or the Shareholders so requesting, may call the meeting in the name of the Secretary by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one or more Series or Classes, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or Classes shall be called and only the shareholders of such one or more Series or Classes shall be entitled to notice of and to vote at such meeting.

         SECTION 7.03 NOTICES. Except as provided in Section 7.02, notices of any meeting of the Shareholders shall be given by the Secretary by any method authorized by law and the Trustees. In the case of delivering or mailing written or printed notification, postage prepaid, such notice shall be given to each Shareholder entitled to vote at said meeting at least ten (10) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a waiver of notice (in the form required by law) executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to Persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

         SECTION 7.04 QUORUM AND REQUIRED VOTE. One-third (or such higher proportion as the Trustees, in their sole discretion, may determine with respect to a meeting) of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that when any provision of law or of this Trust Instrument permits or requires that holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then one-third (or such higher proportion as the Trustees, in their sole discretion, may determine with respect to a meeting) of the aggregate number of Shares of that Series (or that Class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that Class). Any lesser number shall be sufficient only for holding a vote to adjourn the meeting. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that when any provision of law or of this Trust Instrument permits or requires that the holders of any Series shall vote as a Series (or that the holders of any Class shall vote as a Class), then a majority of the Shares present in person or by proxy of that Series (or Class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or Class) is concerned.

         SECTION 7.05 VOTING-PROXIES. Shares may be voted in person or by proxy or in any manner provided for in this Trust Instrument except as otherwise required by Section 7.01. Shareholders entitled to vote may vote either in person or by proxy, provided that either (a) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (b) the Trustees or the President of the Trust authorize an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act and authorization pursuant to that alternative is received not more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

         SECTION 7.06 ACTION WITHOUT A MEETING. Any action to be taken by Shareholders of the Trust or any Series or Class may be taken without a meeting if Shareholders holding at least the percentage of Outstanding Shares of the Trust, Series or Class that would be required to approve the action at a meeting of those Shareholders called to vote on the matter consent to the action in writing, which may be in one or more counterparts, and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

         SECTION 7.07 ESTABLISHMENT OF RECORD DATES. The Trustees may close the Share transfer books of the Trust for a period not exceeding one hundred twenty
(120) days preceding the date of any meeting of Shareholders, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding one hundred twenty (120) days preceding the date of any meeting of Shareholders, or the date for payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only those Shareholders as shall be Shareholders on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after the date so fixed.

                                  ARTICLE VIII
                          DISTRIBUTIONS AND REDEMPTIONS

         SECTION 8.01  DISTRIBUTIONS.

         (a) The Trustees may from time to time declare and pay distributions with respect to any Series or Class. The amount of such distributions, the conditions to and timing of their payment and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees or their delegates.

         (b) Distributions may be paid or made to Shareholders when declared or the Shareholders of record at such other date or time or dates or times and subject to such conditions as the Trustees shall determine, which distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such reinvestment plans, cash payout plans or related plans with respect to distributions as the Trustees shall deem appropriate.

         (c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a Share distribution pro rata among the Shareholders of a particular Series, or Class thereof, as of the record date of that Series or Class as provided in Subsection 8.01(b).

         SECTION 8.02 REDEMPTIONS. In case any Shareholder of a particular Series desires to dispose of the Shareholder's Shares or any portion thereof, the Shareholder may deposit at the office of the Transfer Agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 8.02; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase the Shares, but only at the Net Asset Value thereof (as described in Section 5.01) reduced by the amount of any sales or other charges applicable to the Shares. The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder within such time as the Trustees determine after the date upon which the request is effective. Upon redemption, Shares shall become treasury Shares and may be re-issued from time to time.

         SECTION 8.03 SUSPENSION OF THE RIGHT OF REDEMPTION. The Trustees may declare a suspension of the right of redemption or postpone the date of payment with respect to the Trust or any Series or Class thereof. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw the request for redemption or receive payment based on the Net Asset Value next determined after the termination of the suspension.

         SECTION 8.04 REDEMPTION OF SHARES FOR TAX PURPOSES. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of any Series has disqualified or may disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (a) to call for redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) to refuse to transfer or issue Shares to any Person whose acquisition of Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article VIII.


                                   ARTICLE IX
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         SECTION 9.01 LIMITATION OF LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any Person other than the Trust or a Shareholder for any act, omission or obligation of the Trust or any Trustee. A Trustee shall not be liable for any act or omission or any conduct whatsoever in his capacity as Trustee, provided that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

         SECTION 9.02  INDEMNIFICATION.

         (a) Subject to the exceptions and limitations contained in Subsection 9.02(b): (i) every Person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, proceeding or investigation in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof; (ii) the words "claim," "action," "suit," "proceeding" or "investigation" shall apply to all claims, actions, suits, proceedings or investigations (civil, criminal or other, including appeals), formal or informal, actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:
(i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or
(C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry).

         (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a Person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a Person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Covered Persons, and other Persons may be entitled by contract or otherwise under law.

         (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit, proceeding or investigation of the character described in Subsection 9.02(a) may be paid by the Trust or Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or Series if it is ultimately determined that he is not entitled to indemnification under this Section 9.02; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 9.02.

         SECTION 9.03 SHAREHOLDERS. In case any Shareholder (including former Shareholders) of any Series shall be held to be personally liable solely by reason of the Shareholder being or having been a Shareholder of such Series and not because of the Shareholder's acts or omissions or for some other reason, the Shareholder (or the Shareholder's heirs, executors, administrators or other legal representatives, or, in the case of a Shareholder other than an individual, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

         SECTION 9.04 INSURANCE. The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust or any Shareholder, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer or employee of another Person, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

ARTICLE X

                                    OFFICERS

         SECTION 10.01  OFFICERS AND APPOINTMENT.

         (A) The officers of the Trust shall be a Chairman of the Board of Trustees, a President, a Treasurer and a Secretary, each to be elected by the Trustees, and such other officers as the Trustees may from time to time elect. The Trustees may delegate to one or more officers or committees the power to elect any subordinate officers or agents and to prescribe their respective terms of office, authorities and duties. It shall not be necessary for any Trustee or officer to be a holder of Shares. Two or more offices may be held by a single person except the offices of President and Secretary. Subject to the provisions of Section 10.04 hereof, the Chairman, the President, the Treasurer and the Secretary shall each hold office until their successors are chosen and qualified and all other officers shall hold office at the pleasure of the Trustees. Each officer may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by the Trustees.

         (b) The Trustees shall appoint from among their number a Chairman of the Board of Trustees. When present, the Chairman shall preside at all meetings of the Shareholders and the Trustees, and he may appoint a Trustee to preside at such meetings in his absence. The Chairman shall perform such duties as the Trustees may from time to time designate.

         (c) The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series. The President shall also have the power to employ attorneys, accountants and other advisors and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

         (d) The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall make annual and semi-annual reports regarding the business and condition of the Trust and each series, which reports shall be preserved in Trust records and, if required by applicable law, filed with any and all regulatory agencies, shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require and shall execute all tax returns and other tax documents of the Trust. The Treasurer shall perform such additional duties as the Trustees may from time to time designate.



         (e) The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. The Secretary shall have the custody of the seal of the Trust. The

Secretary shall perform such additional duties as the Trustees may from time to time designate.

         (f) Any Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         (g) Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

         (h) Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

         (i) The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

         SECTION 10.02 RESIGNATIONS. Any officer of the Trust may resign, notwithstanding Section 10.01 hereof, by filing a written resignation with the President, the Trustees or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

         SECTION 10.03 SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by applicable law) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of the officer's or agent's duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into the officer's or agent's hands.

         SECTION 10.04 REMOVAL. Any officer may be removed from office by the Trustees whenever in the judgment of the Trustees the best interest of the Trust will be served thereby. In addition, any officer or agent appointed in accordance with the provisions of Subsection 10.01(g) may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.


                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.01 TRUST NOT A PARTNERSHIP. It is hereby expressly declared that a business trust and not a partnership is created hereby.

         SECTION 11.02 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding. Subject to the provisions of Article IX hereof, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument or any other matter and subject to the provisions of Article IX hereof shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as Trustees nor any surety.

         SECTION 11.03 REORGANIZATION. Notwithstanding anything else in this Trust Instrument, the Trustees may (i) cause the Trust or any Series to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another company registered as an open-end, management investment company under the 1940 Act, or a series thereof, (ii) cause any or all Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iii) cause the Trust to incorporate or organize under the laws of any state, commonwealth, territory, dependency, colony or possession of the United States of America or in any foreign jurisdiction.

         Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 11.03 may (i) effect any amendment to the Trust Instrument or (ii) effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

         SECTION 11.04  TERMINATION OF TRUST, SERIES OR CLASS.

         (a) This Trust, each Series and each Class thereof shall continue without limitation of time but subject to the provisions of this Section 11.04. The Trustees may provide that any Series or Class thereof shall have a limited life and shall automatically terminate as determined by the Trustees.

         (b) The Trustees may determine to terminate the operations of the Trust, a Series or a Class thereof. After such determination, the Trustees may require the redemption of all Shares of the Trust, Series or Class or take such other action as they deem necessary in order to eliminate all Outstanding Shares of the Trust, Series or Class, as the case may be.

         (c) The Trustees may at any time, in contemplation of the termination of the Trust or of a Series: (i) sell and convey all or any portion of the assets of the Trust or the affected Series to another Person organized under the laws of any jurisdiction, or to a separate series of shares thereof, for adequate consideration, which may include the assumption of all outstanding and contingent liabilities of the Trust or any affected Series, and which may include shares of beneficial interest, stock or other ownership interest of such Person or series thereof; or (ii) sell and convert into money all or any portion of the assets of the Trust or the affected Series. Upon paying or making reasonable provision for the payment of all known liabilities of the Trust or any affected Series, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of all Series or the affected Series subject to Section 2.08 and the preferences, rights and privileges of each Class of the Series.

         (d) At any time that there are no Outstanding Shares of the Trust, a Series or a Class, the Trustees may abolish the Trust, Series or Class, as applicable, and, if applicable, the establishment and designation thereof.

         (e) Upon completion of the distribution of the remaining proceeds or the remaining assets of a Trust or a Series as provided in Subsection 11.04(c), the Trust or any affected Series shall terminate. Upon the abolishment of the Trust, a Series or a Class as provided in Subsection 11.04(d), the Trust, Series or Class, as applicable, shall terminate. Upon such termination, the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust, Series or Class shall be canceled and discharged.

         (f) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any Trustee.

         SECTION 11.05 DERIVATIVE ACTIONS. Except as required under applicable law, no derivative action may be brought by Shareholders unless Shareholders owning not less than one-half of the outstanding Shares of all Series of the Trust, or of the affected Series or Classes of the Trust, as the case may be, join in the bringing of the derivative action.

         SECTION 11.06 PARTIES TO CONTRACT. Any contract may be entered into by the Trust with any Person, even though one or more of the Trustees or officers of the Trust may be (i) that Person, (ii) an officer, director, trustee, shareholder, or member of that Person or (iii) financially interested or otherwise affiliated with that Person, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any Person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Trust Instrument.

         SECTION 11.07 FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like

"herein," "hereof' and "hereunder," shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions like "his," "he" and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

         SECTION 11.08 GOVERNING LAW. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,
(ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

         SECTION 11.09 AMENDMENTS. Except as specifically provided herein, the Trustees may amend or otherwise supplement this Trust Instrument. The amendment or supplement may be made by the Trustees executing an amendment, a Trust Instrument supplemental hereto or an amended and restated Trust Instrument. Shareholders shall have the right to vote only (a) on any amendment which would adversely affect their right to vote granted in Section 7.01, (b) on any amendment to this Section 11.09 that adversely affects the right of the Shareholders to vote, (c) on any amendment as may be required by law and (d) on any amendment submitted to Shareholders by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes thereof shall be authorized by vote of the Shareholders of each Series or Class affected and no vote of shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, any amendment to Article IX hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

         SECTION 11.10 FISCAL YEAR. The fiscal year of the Trust (or of each Series) shall end on a specified date as determined from time to time by the Trustees.

         SECTION 11.11 PROVISIONS IN CONFLICT WITH LAW. The provisions of this Trust Instrument are severable, and if the Trustees shall determine that any of such provisions is in conflict with any applicable law or regulation, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

         SECTION 11.12 EXECUTION VIA FACSIMILE. Execution and delivery of any consent, waiver, certificate, proxy or other document by Trustees, officers or Shareholders of the Trust or parties contracting with the Trust may be accomplished by facsimile or other similar electronic mechanism.

         SECTION 11.13 PRINCIPAL OFFICE. The principal office of the Trust shall be located in Portland, Maine, or such other location as the Trustees may from time to time determine.

         SECTION 11.14 INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

         SECTION 11.15 SEAL. The seal of the Trust shall be circular in form bearing the inscription: "TrueCrossing Funds" -- 1999 The State Of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument as of date first written above.



                                              D. Blaine Riggle, as Trustee
                                              and not individually



                                              Stephen J. Barrett, as Trustee
                                              and not individually



                                              David I. Goldstein, as Trustee
                                              and not individually

                               TRUECROSSING FUNDS


ANNEX A

                             As of November 15, 1999


Series                                  Class Thereof         Date Created
TrueCrossing Growth Fund                Sole class            July 29, 1999

Additional Characteristics and Rights